EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Energy Services of America Staff 401k Retirement Savings Plan
Huntington, West Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212234) of Energy Services of America Corporation of our report dated July 3, 2024, relating to the financial statements and supplemental schedules of the Energy Services of America Staff 401k Retirement Savings Plan which appears in this Form 11-K for the year ended December 31, 2023.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania
July 3, 2024
18